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                                                                  EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 30th day of June, 1996, by Snyder Communications, L. P., a Delaware limited partnership with its principal place of business at 6903 Rockledge Drive, Bethesda, Maryland 20817 (the "Company") and Steven T. Baldacci residing at 11509 Deborah Dr., Potomac, MD 20854 (the "Employee").

          WHEREAS, the Company has employed the Employee since January 1, 1993 pursuant to the terms of an agreement dated January 1, 1993 (the "Prior Agreement") and the Company and the Employee seek to terminate the Prior Agreement in its entirety; and

          WHEREAS, the parties wish to set forth the terms and conditions upon which the Company will continue to employ the Employee;

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment.

          The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement. The Employee is an employee "at will" and may be terminated by the Company at any time with or without cause.
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     2. Title; Duties.

          The Employee shall serve as the Senior Vice President of Business Development during the term of his employment under this Agreement. The Employee shall report to the Chief Executive Officer of the Company (the "Chief Executive Officer"), who shall have the authority to direct, control and supervise the activities of the Employee. The Employee shall perform such services consistent with his position as may be assigned to him from time to time by the Chief Executive Officer.

     3. Extent of Services.

          The Employee agrees to devote his entire business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Company. The Employee shall work at the principal office of the Company located in the Washington, D. C. metropolitan area.

     4. Base Salary.

          The Company shall pay the Employee a base annual salary of $150,000. The salary shall be payable in biweekly installments, minus such deductions as may be required by law or reasonably requested by the Employee. The Company will review the Employee's base salary no less often than annually in conjunction with its regular review of executive salaries.






































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     5. Bonus.

          The Employee shall be eligible for an annual bonus in an amount determined by the Compensation Committee based on a recommendation from the Chief Executive Officer. The amount of the bonus shall be based on the Employee's success in reaching or exceeding certain performance objectives as established in advance by the Compensation Committee. The performance objectives for the first year of this Agreement and the bonus which may be paid are attached as Exhibit A.

     6. Stock Options.

          On the date on which the initial public offering of shares of the common stock of Snyder Communications, Inc., a Delaware corporation, is consummated, the Employee shall be granted a nonqualified stock option for 150,000 shares of the common stock of Snyder Communications, Inc. with an exercise price equal to the initial public offering price of the common stock of Snyder Communications, Inc. The stock option agreement shall provide that the option shall vest at the rate of twenty-five percent (25%) per year on each anniversary date of the date on which the initial public offering of Snyder Communications, Inc. is declared effective such that the stock option shall be fully vested on the fourth anniversary of such initial public offering, provided that the Employee continues to be employed by the Company. The stock option shall provide that it may be exercised for ten (10) years from the date of grant, unless earlier terminated. The option shall may be exercised within ninety (90) days following the Employee's






































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termination of employment to the extent vested.  The stock option also shall provide that the option shall become fully vested and exercisable in the event of the Employee's death or disability. The Company shall register the common stock that may be acquired upon exercise of the option on Form S-8 no later than thirty (30) days following the initial public offering of the common stock of the Company. The stock option shall be issued under a stock option plan that complies with the provisions of Rule 16b-3 of the Securities and Exchange Commission. If for any reason the initial public offering of shares of the common stock of Snyder Communications, Inc. is not consummated, the Company shall not be obligated to grant, and the Employee shall not be entitled to receive, any stock options.

     7. Fringe Benefits.

          The Employee shall be entitled to all benefits generally available to employees of the Company. The Company shall pay for one parking space permit for the Employee.

          The Employee shall be entitled to two (2) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the Employee and the Chief Executive Officer of the Company. The Employee shall be entitled to sick leave and holidays in accordance with the policy of the Company as to its executive employees.

     8. Reimbursement of Business Expenses.








































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          The Company shall reimburse the Employee for all reasonable out-of-pocket costs incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request.

     9. Automobile Allowance.

          The Employee shall receive an automobile allowance of $450 per month which shall be paid with and in addition to the Employee's base salary. The Employee shall not be required to account for the Employee's use of such allowance.

     10. Non-Solicitation and Non-Competition.

          (a) Except as provided in paragraph (e) below, the Employee agrees that while the Employee is employed pursuant to this Agreement and for a period of eighteen (18) months following termination of the Employee's employment by the Company for any reason (the "Non-Competition Period"), whether by action of the Employee or the Company, the Employee will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company.






































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          For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Company if such business is engaged in providing outsourced marketing services for clients utilizing a range of complementary marketing resources including field sales, teleservices capabilities, sponsored wallboard information displays and product sampling
(or any other business in which the Company is engaged at the time of termination of the Employee's employment).

          (b) Non-Solicitation of Employees. During the Non-Competition Period, the Employee will not (for his/her own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company to leave his/her employment.

          (c) Non-Solicitation of Customers. During the Non-Competition Period, the Employee will not solicit, or assist any person or entity other than the Company to solicit, any person or entity that is a client of the Company or has been a client of the Company during the prior twelve months, to purchase outsourced marketing services (or any other products or services the Company provides to a client).

          (d) Reasonableness. The Employee acknowledges that (i) the markets served by the Company are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are







































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employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

          (e) Investment. Nothing in this Agreement shall be deemed to prohibit the Employee from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Company.

     11. Confidential Information.

          (a) The Employee shall not (for his own benefit or the benefit of any person or entity other than the Company) use or disclose any of the Company's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how", computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Employee shall not use or disclose trade secrets or other confidential information unless such information






































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becomes a part of the public domain other than through a breach of this
Agreement or is disclosed to the Employee by a third party who is entitled to receive and disclose such information.

          (b) Upon the effective date of notice of the Employee's or the Company's election to terminate this Agreement, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company all documents and materials containing trade secrets and confidential information relating to the Company's business and all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Employee (or his heirs or personal representatives).

          (c) All discoveries and works made or conceived by the Employee during his employment by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to wall media products, sampling/comparing or services. The Employee shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own









































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expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Employee's employment by the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Employee and which pertain to work performed by the Employee while with the Company shall, as between the Employee and the Company, be presumed to have been made during the Employee's employment by the Company.

     12. Enforcement.

          The Employee agrees that the Company's remedies at law for any breach or threat of breach by him/her of the provisions of Section 10 and 11 hereof will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 10 and 11 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

     13. Arbitration.

          (a) Subject to the Company's right to enforce Section 10 and 11 hereof by an injunction issued by a court having jurisdiction (which right shall prevail over and supersede the provisions of this Section 13), any dispute relating to this Agreement, including the enforceability of this
Section 13, arising between the






































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Employee and the Company or any of its affiliates shall be settled by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association.

          (b) The award of any such arbitrator shall be final. Judgment upon such award may be entered by the prevailing party in any federal or state court sitting in the State of Maryland.

          (c) The costs of arbitration proceedings, excluding attorneys fees, shall be paid by the party that does not prevail in the arbitration proceedings.

     14. Miscellaneous.

          (a) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.

          (b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.








































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          (c) Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including, but not limited to, all prior agreements and understandings relating to stock options or stock ownership in Snyder Marketing Services, Inc. (formerly known as Snyder Communications, Inc.) and Snyder Communications, Inc.

          (d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

          (e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns. The Employee agrees that the Company may assign its rights and obligations under this Agreement to Snyder Communications, Inc., a Delaware corporation; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

          (g) Waiver. No delays or omission by the Company or the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee on any






































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one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          (h) Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          (i) Severability. In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


 SNYDER COMMUNICATIONS, L. P.                  EMPLOYEE


 By:  Snyder Marketing Services,
        Inc., Its General Partner


 By:  /s/ Daniel M. Snyder                     /s/ Steven T. Baldacci
      --------------------------------         ----------------------
      Daniel M. Snyder, President              Steven T. Baldacci






































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